Exhibit 4.1
Execution Version

Oaktree Capital Management, L.P.
Oaktree Capital I, L.P.
Oaktree Capital II, L.P.
Oaktree AIF Investments, L.P.

$200,000,000 3.06% Senior Notes due January 12, 2037

______________

Note and Guaranty Agreement

______________

Dated as of November 4, 2021

Table of Contents
Section    Heading    Page

Section 13.6. Reinstatement	35
Section 13.7. Limitation	35
Section 14. Registration; Exchange; Substitution of Notes	36
Section 14.1. Registration of Notes	36
Section 14.2. Transfer and Exchange of Notes; No Transfer to Competitors	36
Section 14.3. Replacement of Notes	37
Section 14.4. FATCA Information	37
Section 14.5. Evidence of Exemption From U.S. Withholding Tax	38
Section 15. Payments on Notes	39
Section 15.1. Place of Payment	39
Section 15.2. Home Office Payment	39
Section 16. Expenses, Etc	39
Section 16.1. Transaction Expenses	39
Section 16.2. Survival	40
Section 17. Survival of Representations and Warranties; Entire Agreement	40
Section 18. Amendment and Waiver	40
Section 18.1. Requirements	40
Section 18.2. Solicitation of Holders of Notes	41
Section 18.3. Binding Effect, etc	41
Section 18.4. Notes Held by Obligors, etc	42
Section 19. Notices	42
Section 20. Reproduction of Documents	43
Section 21. Confidential Information	43
Section 22. Substitution of Purchaser	45
Section 23. Miscellaneous	45
Section 23.1. Successors and Assigns	45
Section 23.2. Accounting Terms	45
Section 23.3. Severability	46
Section 23.4. Construction, etc	46
Section 23.5. Counterparts; Electronic Contracting	47
Section 23.6. Governing Law	47
Section 23.7. Jurisdiction and Process; Waiver of Jury Trial	47
Signature	1

Schedule A    —    Defined Terms

Schedule B    —    Information Relating to Purchasers

Schedule C    —    Company Wire Transfer Information

Schedule D    —    Forms of U.S. Tax Compliance Certificate

Schedule 1    —    Form of 3.06% Senior Note, due January 12, 2037

Schedule 4.4(a) —    Form of Opinion of Counsel for the Obligors

Schedule 4.4(b) —    Form of Opinion of Special Counsel for the Purchasers

Schedule 5.1    —    Limited Partners of the Obligors

Schedule 5.4    —    Disclosure Materials

Schedule 5.5    —    Subsidiaries of the Obligors and Ownership of Subsidiary Stock

Schedule 5.6    —    Financial Statements

Schedule 5.16    —    Existing Indebtedness

Schedule 9.7    —    Form of Joinder Agreement

Schedule 10.1    —    Transactions with Affiliates

Schedule 10.5    —    Existing Liens

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Telephone: (213) 830-6300
Telecopier: (213) 830-6290
Email: dlevin@oaktreecapital.com

3.06% Senior Notes due January 12, 2037

As of November 4, 2021

To Each of the Purchasers Listed in
    Schedule B Hereto:
Ladies and Gentlemen:
Oaktree Capital Management, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), Oaktree Capital I, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, “Oaktree Capital I”), Oaktree Capital II, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, “Oaktree Capital II”), and Oaktree AIF Investments, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, “Oaktree AIF”; and together with the Company, Oaktree Capital I, Oaktree Capital II and any other Affiliate that becomes a guarantor pursuant to Section 9.7, collectively, the “Obligors”, and, individually, an “Obligor”), jointly and severally agree with each of the Purchasers as follows:
Section 1.    Authorization of Notes.
The Company will authorize the issue and sale of $200,000,000 aggregate principal amount of its 3.06% Senior Notes due January 12, 2037 (the “Notes”, such term to include any notes issued in substitution therefor pursuant to Section 14 of this Agreement). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.
Payment of the principal of, Make-Whole Amount (if any) and interest on, the Notes and all other amounts and obligations owing hereunder shall be unconditionally guaranteed as

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provided in Section 13 (the “Affiliate Guaranty”) by each Initial Affiliate Guarantor and each other Affiliate Guarantor from time to time party hereto pursuant to the terms of Section 9.7.
Section 2.    Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.    Closing.
The execution of this Agreement shall occur on November 4, 2021 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Chicago, Illinois 60601, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on (x) January 12, 2022 or (y) on such other Business Day prior to January 12, 2022 that the Company may determine (provided that, in the case of clause (y), the Company has given the Purchasers at least ten Business Days’ prior notice of the date on which the Closing is to occur). At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as set forth in Schedule C. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.
Section 4.    Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
    Section 4.1.    Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct as of the Execution Date and at Closing.

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    Section 4.2.    Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing. From the Execution Date until the Closing (assuming that Sections 9 and 10 are applicable from the Execution Date), and before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.15), no Default or Event of Default shall have occurred and be continuing.
    Section 4.3.    Compliance Certificates.
    (a)    Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
    (b)    Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other limited partnership proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, as applicable and (ii) such Obligor’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Munger, Tolles & Olson LLP, counsel for the Obligors, substantially in the form set forth in Schedule 4.4(a) (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Greenberg Traurig, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b).
    Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
    Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected

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in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing; provided that the Company shall not be liable for the attorney’s fees, costs and disbursements of more than one firm of special counsel (which firm shall be the firm retained to represent the Purchasers and all other holders of Notes, collectively).
    Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.
    Section 4.9.    Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.6.
    Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Schedule C including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
    Section 4.11.    Proceedings and Documents. All limited partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    Representations and Warranties of the Obligors.
The Obligors, jointly and severally, represent and warrant to each Purchaser as of the Execution Date and the Closing that:
    Section 5.1.    Limited Partners of the Obligors. Schedule 5.1 lists all of the limited partners of the Obligors together with their respective percentage equity interests in the Obligors, in each case as of the Execution Date.
    Section 5.2.    Organization; Power and Authority. Each Obligor is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to

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execute and deliver this Agreement and, in the case of the Company, the Notes and to perform the provisions hereof and thereof.
    Section 5.3.    Authorization, Etc. This Agreement and, in the case of the Company, the Notes have been duly authorized by all necessary limited partnership action on the part of each Obligor, and this Agreement constitutes, and, in the case of the Company, upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.4.    Disclosure. This Agreement, the financial statements listed in Schedule 5.6 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors prior to October 14, 2021 in connection with the transactions contemplated hereby and identified in Schedule 5.4 (this Agreement and such documents, certificates or other writings identified in Schedule 5.4 and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since June 30, 2021, there has been no change in the financial condition, operations, business or properties of any Obligor or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.5.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.5 contains (except as noted therein) complete and correct lists of the Subsidiaries of each Obligor, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of each class of its Capital Stock or similar equity interests outstanding owned by such Obligor and each other Subsidiary, in each case as of the Execution Date.
    (b)    All of the outstanding Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.5 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and non-assessable and the Capital Stock or equity interests owned by the Obligors or such Subsidiary are free and clear of any Lien that is prohibited by this Agreement.
    (c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

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    Section 5.6.    Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.6. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the combined consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such Schedule and the combined consolidated results of their operations and cash flows for the respective periods so specified and have been prepared both in accordance with generally accepted accounting principles in the United States of America and GAAP, in each case, consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Obligors and their Subsidiaries do not have any Material liabilities required to be disclosed in such financial statements that are not disclosed on such financial statements.
    Section 5.7.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and, in the case of the Company, the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, shareholders agreement or any other Material agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected other than contraventions, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (B) the corporate charter or by-laws of any Obligor or any Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary other than violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
    Section 5.8.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement or, in the case of the Company, the Notes.
    Section 5.9.    Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Obligors, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    Neither any Obligor nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations

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that are referred to in Section 5.17), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.10.    Taxes. The Obligors and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments due and payable by them, except (i) to the extent that the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) taxes or assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.
    Section 5.11.    Title to Property; Leases. The Obligors and their Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.6 or purported to have been acquired by any Obligor or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business or, with respect to properties sold or disposed of after the Execution Date, to the extent such sale or disposition is not prohibited by this Agreement), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
    Section 5.12.    Licenses, Permits, Etc. The Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
    Section 5.13.    Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither any Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) that would be Material, individually or in the aggregate, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
    (b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan

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year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
    (c)    The Obligors and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
    (d)    The expected postretirement benefit obligation (determined as of the last day of the Obligor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not Material.
    (e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
    Section 5.14.    Private Offering by the Company. Neither any Obligor nor anyone acting on its behalf has offered the Notes, the Affiliate Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Affiliate Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes and the Affiliate Guaranty at a private sale for investment. Neither any Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Affiliate Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
    Section 5.15.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to provide for the working capital and general corporate purposes of the Obligors and their Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention to effectuate a result such that margin stock will constitute more than 10% of

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the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.16.    Existing Indebtedness. (a) Except as described therein, Schedule 5.16 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their Subsidiaries, the principal amount of which exceeds $25,000,000, as of October 14, 2021, since which date there has been no Material change resulting in an increase in the amounts, interest rates, sinking funds, or installment payments or Material change resulting in extension of maturities of such Indebtedness outstanding as of such date. Neither any Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary the principal amount of which exceeds $25,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (b)    As of the Execution Date, neither any Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary the principal amount of which exceeds $25,000,000, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Obligors, except as disclosed in Schedule 5.16.
    Section 5.17.    Foreign Assets Control Regulations, Etc. (a) Neither any Obligor nor any Controlled Entity is (i) (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (2) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (3) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (1), clause (2) or clause (3), a “Blocked Person”) or (ii) (1) a Canada Blocked Person or (2) otherwise blocked, subject to sanctions under or engaged in any activity in violation of Canadian Economic Sanctions. Neither any Obligor nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions or Canadian Economic Sanctions.

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    (b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or Canada Blocked Person or will otherwise be used by any Obligor or any Controlled Entity, directly or, to the Obligors’ knowledge, indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Canada Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions or Canadian Economic Sanctions.
    (c)    Neither any Obligor nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or in violation of any U.S. Economic Sanctions or Canadian Economic Sanctions, (ii) to Obligors’ knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions or Canadian Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws, any U.S. Economic Sanctions or any Canadian Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Obligors have taken reasonable measures to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws, U.S. Economic Sanctions and Canadian Economic Sanctions.
    (d)    (1)    Neither any Obligor nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Obligors’ knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) is the target of sanctions imposed by the United Nations or the European Union;
        (2)    To the Obligors’ knowledge, neither any Obligor nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
        (3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper

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advantage. The Obligors have taken reasonable measures to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Corruption Laws.
        Section 5.18.    Status under Certain Statutes. Neither any Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 6.    Representations of the Purchasers.
    Section 6.1.    Purchase for Investment; Accredited Investor. (a) Each Purchaser severally represents as of the Execution Date and as of Closing that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
    (b)    (i) Each Purchaser severally represents as of the Execution Date and as of the Closing that it is an Accredited Investor acting for its own account or as a fiduciary or agent for another Accredited Investor. (ii) Each Purchaser that is not an Initial Purchaser severally represents as of the Closing that it is not a Competitor.
    Section 6.2.    Source of Funds. Each Purchaser severally represents as of the Execution Date and as of the Closing that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 7.    Information as to Obligors
    Section 7.1.    Financial and Business Information. The Obligors shall deliver to each holder of a Note (other than a Competitor) that is an Institutional Investor (and to each Purchaser (other than a Competitor) during the period from and after the Execution Date through the Closing):
    (a)    Quarterly Statements — within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Obligors (other than the last quarterly fiscal period of each such fiscal year),
    (i)    a combined consolidated statement of financial condition of the Obligors and their Subsidiaries as at the end of such quarter, and
    (ii)    combined consolidated statements of operations, changes in unitholders’ capital and cash flows of the Obligors and their Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared both in accordance with (x) generally accepted accounting principles in the United States of America and (y) GAAP, in each case, applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
    (b)    Annual Statements — within ninety (90) days after the end of each fiscal year of the Obligors,
    (i)    a combined consolidated statement of financial condition of the Obligors and their Subsidiaries as at the end of such year, and
    (ii)    combined consolidated statements of operations, changes in unitholders’ capital and cash flows of the Obligors and their Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared both in accordance with (x) generally accepted accounting

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principles in the United States of America and (y) GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles in the United States of America or GAAP, as applicable, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
    (c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by OCG, any Obligor or any Subsidiary to its or OCG’s public Securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto (if any) filed by OCG, any Obligor or any Subsidiary with the SEC;
    (d)    Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;
    (e)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that an Obligor or an ERISA Affiliate proposes to take with respect thereto:
    (i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA, for which notice thereof has not been waived pursuant to ERISA as in effect on the date hereof; or
    (ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
    (iii)    any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or

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IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
    (f)    Resignation or Replacement of Auditors — within ten days following the date on which the Obligors’ auditors resign or the Obligors elect to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may reasonably request; and
    (g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any of the Obligors, the Subsidiaries or the Oaktree Parent Entities or relating to the ability of the Obligors to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note (or by any such Purchaser during the period from and after the Execution Date through the Closing).
    Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note (and to any Purchaser during the period from and after the Execution Date through the Closing) pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
    (a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Obligors were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that any Obligor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
    (b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

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    Section 7.3.    Visitation. The Obligors shall permit the representatives of each holder of a Note (other than any Competitor) that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with the Obligors’ officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of each Obligor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided, however, that the Obligors shall not be required to hold such visit or meeting with any holder more than once every twelve (12) months and that the Obligors shall notify other holders of Notes of such request for a meeting or visit by any holder; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such reasonable times and as often as may be reasonably requested.
    Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Obligors pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Obligors satisfy any of the following requirements with respect thereto:
    (i)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note or Purchaser, as applicable, by e-mail;
    (ii)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Obligors on IntraLinks or on any other similar website to which each holder of Notes or Purchaser, as applicable, has free access; or
    (iii)    any of the items referred to in Section 7.1(c) shall have been filed with the SEC on EDGAR or shall have been made available on their home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes or Purchaser, as applicable, has free access;
provided however, that in the case of clause (ii), the Obligors shall give each holder of a Note or Purchaser, as applicable, written notice within five (5) Business Days of posting of the financial

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
statements and/or Officer’s Certificate, which may be by e-mail (containing a link to the applicable website where such information is posted) or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Obligors will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.
Section 8.    Payment and Prepayment of the Notes.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount; provided, that on and after the Par Call Date, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment, unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with the first sentence of Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount (if any) due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to any such prepayment occurring before the Par Call Date, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.
    Section 8.3.    Mandatory Offer to Prepay in Event of Change of Control.
(a)    Notice of Change of Control. In the event of the occurrence of a Change of Control, the Company shall, within 10 days thereafter, deliver to each holder of a Note a Section 8.3 Notice and Offer to Prepay pursuant to Section 8.3(c), unless the Company already delivered an earlier Section 8.3 Notice and Offer to Prepay in respect of such Change of Control pursuant to Section 8.3(b) below. Any prepayment of Notes pursuant to this Section 8.3 shall be made at a prepayment price equal to the principal amount of Notes to be prepaid, together with interest accrued thereon to the date of prepayment.

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    (b)    Condition to Company Action. The Company will not take any action that consummates or finalizes a Change of Control unless (i) not less than thirty (30) days and not more than sixty (60) days prior to such action, the Company shall have delivered to each holder of a Note a Section 8.3 Notice and Offer to Prepay pursuant to Section 8.3(c) below, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.
    (c)     Offer to Prepay Notes. A notice with respect to a Change of Control having occurred as provided in Section 8.3(a) or that is expected to occur as provided in Section 8.3(b) shall be sent to each holder within the time periods set forth in Section 8.3(a) or 8.3(b), as applicable, and shall include an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (a “Section 8.3 Notice and Offer to Prepay”). Such Section 8.3 Notice and Offer to Prepay shall state: (i) that such notice is delivered pursuant to this Section 8.3(c); (ii) the proposed date of (or, with respect to a Change of Control already having occurred, the date thereof) and a description of the circumstances surrounding such Change of Control; (iii) the date by which a holder must deliver a Section 8.3(d) Response pursuant to Section 8.3(d) hereof in order to accept prepayment; and (iv) the date on which the Company expects to prepay the Notes pursuant to Section 8.3(c), which prepayment date shall be (x) in the case of a Change of Control already having occurred, a Business Day not less than 30 days and not more than 60 days after the date of such Section 8.3 Notice and Offer to Prepay and (y) in the case where the Change of Control has not yet occurred, the date of the occurrence of such Change of Control (such date as provided in each of the foregoing clauses (x) and (y), as applicable, the “Section 8.3 Special Prepayment Date”). No failure by the Company to deliver a Section 8.3 Notice and Offer to Prepay to any holder shall limit such holder’s right to exercise such election and require the Company to effect such offer of prepayment within a reasonable time period after such holder becomes aware of such Change of Control.
    (d)    Acceptance; Rejection. To accept prepayment pursuant to this Section 8.3 of the Notes held by it, a holder shall deliver to the Company such holder’s notice (a “Section 8.3(d) Response”) that it accepts prepayment pursuant to this Section 8.3 with respect to the Notes held by it and designated therein. To reject or decline prepayment pursuant to this Section 8.3 of the Notes held by it, a holder may deliver a Section 8.3(d) Response that it rejects and declines prepayment pursuant to this Section 8.3 with respect to the Notes held by it and designated therein. Such Section 8.3(d) Response shall be delivered to the Company on or before the tenth (10th) day prior to the Section 8.3 Special Prepayment Date (or such other notice period with respect to any holder as may be agreed by the Company and such holder). The Section 8.3(d) Response shall set forth the name of such holder and the statement that it either accepts or rejects prepayment pursuant to this Section 8.3 with respect to the Notes designated therein. Promptly and in any event within three (3) Business Days after receipt of a holder’s Section 8.3(d) Response, the Company shall, by written notice to such holder of a Note, acknowledge receipt thereof. A failure by a holder to deliver timely a Section 8.3(d) Response shall be deemed to constitute a rejection of such offer by such holder.
    (e)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.3(c) and their acceptance in accordance with

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Section 8.3(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Section 8.3 Special Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change of Control occurs. The Company shall keep each holder reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded). In the event that such Change of Control does not occur on the Section 8.3 Special Prepayment Date or within one hundred eighty (180) days thereafter, the Obligors shall not permit any Change of Control to occur unless it delivers a new Section 8.3 Notice and Offer to Prepay and otherwise complies anew with the provisions of this Section 8.3.
    (f)    “Change of Control” Defined. For the purposes of this Section 8.3, a “Change of Control” shall mean: (i) the acquisition of direct or indirect beneficial ownership by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of any Obligor; or (ii) the acquisition of Control of any Obligor by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof); or (iii) the occurrence of a “change of control” (howsoever defined) as provided in the Principal Credit Facility or any Existing Note Agreement; other than, in the case of the foregoing clauses (i), (ii) or (iii), any such acquisition or “change of control” (howsoever defined) triggered by any acquisition by (w) any beneficial owner as of the date hereof of OCGH, (x) any officer, employee or principal of any member of the Oaktree Operating Group or any of their respective subsidiaries that is a beneficial owner of OCGH on the date hereof or becomes a beneficial owner of OCGH after the date hereof in the ordinary course of business, (y) BAM or any Controlled Affiliate of BAM or (z) any holding company or intermediate entity that is beneficially owned and controlled by any Person identified in the foregoing clauses (w) through (y).
    Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
    Section 8.5.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be

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surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.6.    Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least thirty (30) Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
    Section 8.7.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero; provided further, that if the Settlement Date with respect to any prepayment pursuant to Section 8.2 is on or after the Par Call Date, the Make-Whole Amount for such prepayment will be equal to zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 9.    Affirmative Covenants.
The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.17, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.2.    Insurance. The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
    Section 9.3.    Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Obligors have concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.4.    Payment of Taxes. The Obligors will, and will cause each of their Subsidiaries to, file all income tax or franchise tax returns required to be filed in any jurisdiction by any of them; provided that neither any Obligor nor any Subsidiary need file any such tax return to the extent the failure to so file would not reasonably be expected to have a Material Adverse Effect. The Obligors will, and will cause each of their Subsidiaries to pay and discharge

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies due and payable by any of them, provided that neither any Obligor nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and an Obligor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.5.    Limited Partnership, Corporate Existence, Etc. Subject to Section 10.2, the Obligors will at all times preserve and keep their limited partnership existence in full force and effect. Subject to Section 10.2, the Obligors will at all times preserve and keep in full force and effect the corporate or other legal existence of each of their Subsidiaries (unless merged into an Obligor or a Wholly-Owned Subsidiary) and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Obligors, the termination of or failure to preserve and keep in full force and effect such corporate or other legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
        Section 9.6.    Books and Records. The Obligors will, and will cause each of their Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be. The Obligors will, and will cause each of their Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect the transactions and dispositions of assets of the Obligors and their Subsidiaries. The Obligors and their Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect the transactions and dispositions of assets and the Obligors will, and will cause each of their Subsidiaries to, continue to maintain such system.
    Section 9.7    Affiliate Guarantors. The Obligors will cause each of their Affiliates that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or guarantor, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:
    (a)    enter into a joinder to this Agreement substantially in the form attached as Schedule 9.7 (a “Joinder Agreement”); and
    (b)    deliver the following to each of holder of a Note:
(i)    an executed counterpart to such Joinder Agreement;
(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.3, 5.5, 5.7 and 5.8 of this

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Agreement (but with respect to such Affiliate and the Affiliate Guaranty rather than the Obligors);
(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Affiliate and the due authorization by all requisite action on the part of such Affiliate of the execution and delivery of such Joinder Agreement and the performance by such Affiliate of its obligations thereunder and hereunder; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Affiliate, the Joinder Agreement and this Agreement as the Required Holders may reasonably request;
provided that none of the following Affiliates shall be required to become Affiliate Guarantors pursuant to this Section 9.7: any Affiliate that is a CFC or a Person all or substantially all of the assets of which consist of equity interests in one or more CFCs, solely as a result of any such Affiliate or Person being a borrower under a Material Credit Facility, so long as such Affiliate or Person does not otherwise guarantee, become a co-obligor of, or provide credit support for the obligations of an Obligor thereunder (each, an “Excluded Affiliate”).
Notwithstanding the foregoing, if such Affiliate is an Oaktree Parent Entity (other than an Excluded Affiliate), such Affiliate shall, in lieu of entering into a Joinder Agreement, guarantee to each holder of any Note, in form reasonably acceptable to the Required Holders, the prompt payment in full when due of all amounts from time to time owing by the Company under this Agreement. For the avoidance of doubt, no such Oaktree Parent Entity shall by the virtue of providing such guaranty to any holder of the Notes become, nor shall be deemed to be, bound to any provision of this Agreement as an Obligor hereunder.
At the election of the Company and by written notice to each holder of Notes, any Affiliate Guarantor (other than any Initial Affiliate Guarantor) may be discharged from all of its obligations and liabilities under its Affiliate Guaranty (including such Affiliate Guaranty made by an Oaktree Parent Entity pursuant to the immediately preceding paragraph) and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Affiliate Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Affiliate Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Affiliate Guarantor under its Affiliate Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Affiliate Guaranty, (iv) if in connection with such Affiliate Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Section 10.    Negative Covenants.
The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:
    Section 10.1.    Transactions with Affiliates. The Obligors will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Specified Related Person), except (a) (i) in the ordinary course of business or (ii) at prices and on terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, (b) as identified in Schedule 10.1; and (c) any Restricted Payment.
    Section 10.2.    Merger, Consolidation, Etc. Each Obligor will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Obligors’ assets (other than any CLO Subsidiaries) (measured on a collective basis across all Obligors), or all or substantially all of the Capital Stock of the Obligors’ Subsidiaries (measured on a collective basis across all Obligors) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Person, including a Subsidiary or an Obligor, may merge into or consolidate with any of the Obligors in a transaction in which an Obligor is the surviving entity; (ii) any Person, other than an Obligor but including a Subsidiary, may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary that is wholly owned by one or more of the Obligors; (iii) any Obligor may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary, provided that (solely in a case of such a transaction involving an Obligor other than Oaktree AIF), such Wholly-Owned Subsidiary agrees to become an Obligor hereunder and executes and delivers documents reasonably requested by the Required Holders in form and substance reasonably satisfactory to the Required Holders with respect thereto (including, but not limited to, an opinion of counsel); (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any of the Obligors or to a Wholly-Owned Subsidiary; (v) any Obligor may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to any other Obligor; (vi) any Obligor may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to a Wholly-Owned Subsidiary of any Obligor, provided that in the event such transaction results in a transfer, lease or other disposition of all or substantially all of the Obligors’ assets (measured on a collective basis across all Obligors) to one or more Subsidiaries, each Subsidiary agrees to become an Obligor hereunder and executes and delivers documents reasonably requested by the Required Holders in form and substance reasonably satisfactory to the Required Holders with respect thereto (including, but not limited to, an opinion of counsel); (vii) any Subsidiary may merge or consolidate with any other Person in a transaction in which the other Person is the surviving entity or sell, transfer, lease or otherwise dispose of its assets to any other Person which, in each case, (A) prior to such transaction did not have any operations and (B) the

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Obligors own the same type and percentage of equity interests in such other Person as the Obligors owned in such Subsidiary prior to such transaction; and (viii) Oaktree AIF or any Subsidiary of an Obligor may liquidate or dissolve if Oaktree AIF or such Obligor, respectively, determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the holders of Notes.
    No such conveyance, transfer or lease of substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any successor limited partnership or other legal entity that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
    For so long as the Notes remain outstanding, each of the Company and the Initial Affiliate Guarantors must be organized under the laws of the United States or any state or territory thereof (including, for the avoidance of doubt, after giving effect to any of the transactions contemplated by this Section 10.2 involving an Obligor).
    Section 10.3.    Line of Business. The Obligors will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the Execution Date.
    Section 10.4.    Terrorism Sanctions Regulations. The Obligors will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person or a Canada Blocked Person), own or control a Blocked Person, a Canada Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or, to the Obligors’ knowledge, indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions or Canadian Economic Sanctions.
    Section 10.5.    Liens. The Obligors will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
    (a)    Permitted Encumbrances;
    (b)    any Lien on any property or asset of any Obligor or any Subsidiary existing on the date hereof and set forth in Schedule 10.5; provided that (i) such Lien shall not apply to any other property or asset of any Obligor or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;
    (c)    any Lien existing on any property or asset prior to the acquisition thereof (including by merger or consolidation) by any Obligor or any Subsidiary or existing on any

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property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Obligors or their respective Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
    (d)    Liens on property, plant and equipment acquired, constructed or improved by the Obligors or their respective Subsidiaries, including, without limitation, Capital Lease Obligations; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such property, plant and equipment and (iii) such security interests shall not apply to any other property or assets of the Obligors or their respective Subsidiaries;
    (e)    Liens on one corporate jet and the proceeds thereof securing Indebtedness incurred for the purchase or lease of such corporate jet;
    (f)    in the case of any Obligor or any Subsidiary that serves as the direct or indirect general partner, manager, managing member or similar controlling entity of an investment fund managed by any of the Obligors or any of their Affiliates, any Lien on such Obligor or such Subsidiary’s interests and rights as such controlling entity of such fund or any special purpose vehicle owned by such fund; provided that, except with respect to Fund Credit Arrangements, such Lien shall not extend to such Obligor’s or Subsidiary’s, as the case may be, right to receive distributions or any incentive allocation from such fund;
    (g)    attachment, judgment and other similar Liens that do not constitute an Event of Default pursuant to Section 11(i);
    (h)    Liens arising out of the refinancing extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the Lien does not apply to any additional property or asset; and
    (i)    other Liens securing Indebtedness of any Obligor or any Subsidiary not otherwise permitted by clauses (a) through (h), provided that the Indebtedness secured thereby is permitted by Section 10.7(a) and (b), provided, further, that notwithstanding the foregoing, the Obligors shall not, and shall not permit any of their Subsidiaries to, secure pursuant to this Section 10.5(i) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to any such Obligor and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
For purposes of compliance with this Section, (x) in the event that any Lien meets the criteria set forth in more than one of clause (a) and clauses (c) through (i) of this Section, the

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Obligors in their sole discretion may classify or reclassify such Lien in any manner that complies with this Section and such Lien shall be treated as having been permitted pursuant to only one of such clauses of this section; and (y) any Indebtedness secured by a Lien may be divided and classified among more than one of the clauses of this Section and, in each case, such Lien shall be treated as having been permitted pursuant to such clause.
Notwithstanding anything to the contrary in this Section 10.5, the Obligors shall not permit any of their CLO Subsidiaries to secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to any such CLO Subsidiary from counsel that is reasonably acceptable to the Required Holders.
    Section 10.6.    Reserved.
    Section 10.7.    Financial Condition Covenants.
    (a)    Combined Leverage Ratio. The Obligors will not permit the Combined Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Obligors to be greater than 4.00 to 1.00.
(b)    Limitation on Priority Indebtedness. The Obligors will not permit Priority Indebtedness at any time to exceed 15% of the difference between (a) Consolidated Total Assets and (b) an amount bearing the same percentage to the assets of the CLO Subsidiaries as the aggregate Non-Recourse CLO Subsidiary Indebtedness bears to the aggregate Indebtedness of the CLO Subsidiaries (in each case, calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1).
    (c)    Minimum Assets Under Management. The Obligors will not permit the Assets Under Management at any time to be less than $50,000,000,000 and, at any time that Assets Under Management are less than $70,000,000,000, at least 75% of the Assets Under Management must be attributed to one or more of the Obligors and/or their respective Subsidiaries.
Section 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
    (a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
    (b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
    (c)    the Obligors default in the performance of or compliance with any term contained in Section 7.1(d), Section 9.5 (with respect to such Obligor’s existence) or Section 10 (other than Section 10.1); provided that with respect to any non-consensual Lien on any property or asset of any Obligor or any Subsidiary, no Default or Event of Default shall exist under this clause (c) unless any such Lien shall not have been terminated, removed or released within 30 days from the date such Lien was initially placed thereon; or
    (d)    the Obligors default in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
    (e)    any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
    (f)    (i) any Obligor or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that this subclause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
    (g)    any Obligor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) takes partnership action for the purpose of any of the foregoing, or (vi) is adjudicated as insolvent or to be liquidated; or
    (h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any of the Obligors or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with

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respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any of the Obligors or any of their Material Subsidiaries, or any such petition shall be filed against any of the Obligors or any of their Material Subsidiaries and such petition shall not be dismissed within 60 days; or
    (i)    one or more final judgments or orders for the payment of money aggregating in excess of 5% of Consolidated Total Assets (calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1) in excess of applicable insurance, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Obligors and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
    (j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
    (k)    the Affiliate Guaranty shall cease to be in full force and effect (other than in accordance with its terms) with respect to any Affiliate Guarantor or any Person acting on behalf of any Affiliate Guarantor shall contest in any manner the validity, binding nature or enforceability of the Affiliate Guaranty, or the obligations of any Affiliate Guarantor under the Affiliate Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Affiliate Guaranty.

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Section 12.    Remedies on Default, Etc.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to an Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (v) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
    (b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
    (c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
Section 13.    Affiliate Guaranty, Etc.
    Section 13.1.    Affiliate Guaranty. The Affiliate Guarantors hereby jointly and severally guarantee to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount, if any, and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest; and also including post-petition interest in bankruptcy) and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Affiliate Guarantors hereby further jointly and severally agree that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Affiliate Guarantors will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.
All obligations of the Affiliate Guarantors under this Section 13 shall survive the transfer of any Note, and any obligations of the Affiliate Guarantors under this Section 13 with respect to which the underlying obligation of the Company is expressly stated to survive payment of any Note shall also survive payment of such Note.

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
    Section 13.2.    Obligations Unconditional. The obligations of the Affiliate Guarantors under Section 13.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.2 that the obligations of the Affiliate Guarantors hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Affiliate Guarantors hereunder which shall remain absolute and unconditional as described above:
    (a)    any amendment or modification of any provision of this Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guaranty or any release of any security or guaranty so furnished or accepted for any of the Notes;
    (b)    any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;
    (c)    any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;
    (d)    the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;
    (e)    any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any Capital Stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;
    (f)    any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
    (g)    any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;
    (h)    any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or
    (i)    any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.
Section 13.3.    Waivers. Each Affiliate Guarantor hereby expressly waives to the fullest extent permitted by applicable law notice of acceptance of and reliance upon this Affiliate Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices whatsoever, any requirement that the holders exhaust any right, power or remedy or proceed against the Company or against any other person under any other guaranty of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. Each Affiliate Guarantor further agrees to the fullest extent permitted by applicable law that the occurrence of any event or other circumstance that might otherwise vary the risk of the Company or any Affiliate Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of setoff by, the Company or any Affiliate Guarantor (other than the payment in full of the Guaranteed Obligations), shall not affect the liability of such Affiliate Guarantor hereunder. Further, and without limiting the foregoing, each Affiliate Guarantor further waives to the fullest extent permitted by applicable law:
(a)Any right to require the holders to (i) proceed against the Company or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Any holder may exercise or not exercise any right or remedy it has against the Company or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting such Affiliate Guarantor’s liability hereunder.
(b)Any defenses from disability or other defense of the Company or from the cessation of the Company’s liabilities.
(c)Any setoff, defense or counterclaim against any holder.
(d)Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against the Company.
(e)Any right to enforce any remedy that any holder has against the Company.
(f)Any rights to participate in any security held by the holders.
(g)Any demands for performance, notices of nonperformance or of new or additional Indebtedness incurred by the Company to the holders. Each Affiliate

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Guarantor is responsible for being and keeping itself informed of the Company’s financial condition.
(h)The benefit of any act or omission by the holders which directly or indirectly results in or aids the discharge of the Company from any of its obligations hereunder or under the Notes by operation of law or otherwise.
Section 13.4.    Subrogation. In the event that the Affiliate Guarantors shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of their respective obligations hereunder, the Affiliate Guarantors shall not exercise any subrogation or other rights hereunder or the Notes and the Affiliate Guarantors hereby waive to the fullest extent permitted by applicable law all rights they may have to exercise any such subrogation or other rights, and all other remedies that they may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Affiliate Guarantors on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 13.5.    Subordination of Indebtedness. Any Indebtedness or other obligation of the Company now or hereafter held by or owing to any Affiliate Guarantor is hereby subordinated in time and right of payment to all obligations of Company to the holders, except that the same may be paid prior to the occurrence and continuation of an Event of Default; and upon the occurrence and continuation of an Event of Default, such Indebtedness of the Company to any Affiliate Guarantor shall be assigned to the holders as security for this Affiliate Guaranty, and if such holders so request shall be collected, enforced and received by such Affiliate Guarantor in trust for the holders and to be paid over to such holders on account of the Indebtedness and other obligations of the Company to such holders, but without reducing or affecting in any manner the liability of any Affiliate Guarantor under the other provisions of this Affiliate Guaranty.
Section 13.6.    Reinstatement. Notwithstanding any provision of this Agreement to the contrary, the liability of each Affiliate Guarantor hereunder shall be reinstated and revived and the rights of the holders shall continue if and to the extent that for any reason any payment by or on behalf of the Company or any Affiliate Guarantor is rescinded or must be otherwise restored by the holders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by the Required Holders in their sole discretion; provided, however, that if the Required Holders choose to contest any such matter at the request of an Affiliate Guarantor, such Affiliate Guarantor agrees to indemnify and hold harmless the holders from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation.
Section 13.7.    Limitation. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
rights of creditors generally, if the obligations of any Affiliate Guarantor under Section 13.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Affiliate Guarantor or the holder of any Note, be automatically limited and reduced to the highest amount that would result in the obligations of such Affiliate Guarantor under Section 13.1 being valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 14.    Registration; Exchange; Substitution of Notes.
    Section 14.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
    Section 14.2.    Transfer and Exchange of Notes; No Transfer to Competitors. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) and upon receipt of any other documents or information required by this Agreement or the Note, the Company shall, as soon as practicable (and in any event within fifteen (15) Business Days), execute and deliver, at the Company’s expense (except for the costs of any broker, intermediary or other advisor acting on behalf of the transferor or transferee of such Note and as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each Purchaser and each subsequent holder of any Note severally agrees that, without the prior written consent of the Company (which consent may be given or withheld in the sole discretion of the Company), such Purchaser or holder, as the case may be, will not, directly or indirectly, resell or transfer any Notes purchased or otherwise acquired by it (or, during the period from and after the Execution Date through the Closing, transfer any of its rights or obligations hereunder) to a Person that is a Competitor (it being understood that such Purchaser or holder, as the case may be, shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any direct or indirect sale or other transfer of a Note (or, during the period from and after the Execution Date through the Closing, transfer of rights or obligations hereunder) to a Competitor and no such sale or transfer shall confer any rights hereunder upon such transferee (including any Competitor as a beneficial owner of any Note).
    Section 14.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
    (a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $250,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
    (b)    in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall, as soon as practicable, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.4.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by any Obligor, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other documentation reasonably requested by an Obligor necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.4 shall require any holder to provide

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 14.5.    Evidence of Exemption From U.S. Withholding Tax. Each holder of a Note that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (each such holder, a “Non U.S. Lender”) shall, to the extent such Non U.S. Lender is legally entitled to do so, deliver to the Company, or to such other Person as may be reasonably requested by any Obligor, on or prior to the date it becomes a holder of a Note, and at such other times as reasonably requested by the Company or by any Obligor, (i) a copy of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Non U.S. Lender, and such other documentation required under the Code, Treasury Regulations, or other applicable law or reasonably requested by the Company to establish that such Non U.S. Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Non U.S. Lender of principal, interest, fees or other amounts payable under the Note or otherwise hereunder, or (ii) if such Non U.S. Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code, the applicable U.S. Tax Compliance Certificate attached hereto as Schedule D together with a copy of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8IMY (or, in each case, any successor form), as applicable, properly completed and duly executed by such Non U.S. Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Non U.S. Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Non U.S. Lender of interest payable under the Note or otherwise hereunder. Each holder that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “U.S. Lender”) shall deliver to the Company, or to such other Person as may be reasonably requested by any Obligor, on or prior to becoming a holder of a Note, and from time to time thereafter upon the reasonable request of the Company, or to such other Person as may be reasonably requested by any Obligor, a copy of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such U.S. Lender, certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax. Each holder required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 14.5 hereby agrees, from time to time after the initial delivery by such holder of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such holder shall promptly deliver to the Company a copy of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY, or W-9 (or, in any case, any successor form), or a U.S. Tax Compliance Certificate and a copy of Internal Revenue Service Form W-8BEN, W-8BEN-E, or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such holder, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish that such holder is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such holder under the Note or otherwise hereunder, or notify the Company in writing of its inability to deliver any such forms, certificates or other evidence.

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Section 15.    Payments on Notes.
    Section 15.1.    Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
    Section 15.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.
Section 16.    Expenses, Etc.
    Section 16.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, each Obligor will jointly and severally pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including reasonable financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; provided that (x) with respect to attorneys’ fees payable by the Obligors pursuant to this Section 16.1, the Obligors shall not be obligated to pay for the

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
attorneys’ fees of more than one firm of special counsel (which firm shall be the firm retained to represent the Purchasers and all other holders of Notes collectively) and, to the extent that local or other counsel is reasonably required, the attorneys’ fees of no more than one firm of such local or other counsel (which firm shall be the firm retained to represent the Purchasers and all other holders of Notes collectively), and (y) with respect to financial advisors’ fees payable by the Obligors pursuant to this Section 16.1, the Obligors shall not be obligated to pay for financial advisors’ fees and related costs and expenses for more than one firm of financial advisors (which firm shall be the firm retained to represent the Purchasers and all other holders of Notes collectively), and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. Each Obligor will pay, and will hold each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note. Notwithstanding anything in this Agreement to the contrary, the Obligors shall not pay to any Purchaser any costs or expenses consisting of, nor hold any Purchaser harmless from, any income or other similar taxes payable by a Purchaser as a result of the transactions contemplated hereby.
    Section 16.2.    Survival. The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
Section 17.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 18.    Amendment and Waiver.
    Section 18.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that:

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    (a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 21 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
    (b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12 or 18.
For the avoidance of doubt, the Company and any Purchaser may agree to a waiver of Section 21 solely with respect to such Purchaser without the consent of the Required Holders.
    Section 18.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. The Obligors will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes, which delivery of such amendment, waiver or consent may be made in accordance with the electronic delivery requirements in Section 7.4(i) or Section 7.4(ii).
    (b)    Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
    (c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
    Section 18.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
    Section 18.4.    Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any of the Obligors or any of their Affiliates or any Competitor shall be deemed not to be outstanding.
Section 19.    Notices.
Except to the extent otherwise provided in Sections 7.4 and 18.2(a), all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), or (d) by e-mail. Any such notice must be sent:
    (i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail address, as applicable, specified for such communications in Schedule B, or at such other address or e-mail address, as applicable, as such Purchaser or nominee shall have specified to the Company in writing,
    (ii)    if to any other holder of any Note, to such holder at such address or e-mail address, as applicable, as such other holder shall have specified to the Company in writing, or
    (iii)    if to the Obligors, to the Company at its address or e-mail address, as applicable, set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address or e-mail address, as applicable, as the Obligors shall have specified to the holder of each Note in writing.
Notices under this Section 19 will be deemed given only when actually received in readable form. Any electronic communication which becomes effective, in accordance with this Section 19, after 5:00 p.m. in the place in which the party to whom the relevant communication is sent has its address for the purpose of this Agreement shall be deemed effective on the following Business Day.

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Section 20.    Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Execution Date or the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 21.    Confidential Information.
For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, pursuant to Section 7.1 and Section 7.3) that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor, such Subsidiary, any Affiliate or any investment fund or CLO that is managed by such Obligor or any of its Subsidiaries or for which such Obligor or any of its Subsidiaries acts as a general partner or an investment advisor, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (other than from a source that such Purchaser knew or should reasonably have known was bound by a confidentiality obligation with respect to such information), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or from a source that such Purchaser knew or should reasonably have known was bound by a confidentiality obligation with respect to such information or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. No Purchaser shall use the Confidential Information for any purpose (including, without limitation, (x) to compete with the business of the Obligors, any of their Subsidiaries, any Affiliate or any investment fund or CLO that is managed by any of the Obligors or any of their Subsidiaries or for which any of the Obligors or any of their Subsidiaries acts as a general partner or an investment advisor or (y) in connection with the creation or management of any investment fund or CLO for which a Purchaser or any of its affiliates acts as a general partner or an investment advisor) other than purposes directly related to the holding of the Notes by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates to the extent such Person needs to know such information for purposes directly related to the administration of the Purchaser’s holding of the Notes and who agree to hold confidential the Confidential Information substantially in accordance with this Section 21 and are prohibited from using the Confidential Information other than for purposes directly related to the Purchaser’s holding of the Notes, (ii) its auditors, financial advisors and other professional advisors who need to know such information for purposes directly related to the Purchaser’s holding of the Notes and agree to hold confidential the Confidential Information substantially in accordance with this Section 21 and are prohibited from using the Confidential Information other than for purposes directly related to the Purchaser’s holding of the Notes, (iii) any other holder of any Note, (iv) any Institutional Investor (other than a Competitor) to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person (other than a Competitor) from which it offers to purchase any Security of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory or tax authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person other than a Competitor to which such delivery or disclosure may be necessary or appropriate (provided that, solely with respect to clause (y) immediately below, the Purchaser shall use its reasonable efforts to cause such Person to agree in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. In the event of a disclosure pursuant to clause (vi) and (viii), such Purchaser shall, unless prohibited by applicable law or legal process, notify the Company as soon as practical in the event of any such disclosure and disclose Confidential Information to the minimum extent required or requested and shall, upon the Company’s request and expense, reasonably cooperate with the Company in connection with obtaining a protective order or other appropriate means to protect the confidentiality of the Confidential Information being disclosed. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying this Section 21.
In the event that as a condition to receiving access to information relating to the Obligors or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
and, as between such Purchaser or such holder and the Obligors, this Section 21 shall supersede any such other confidentiality undertaking but only to the extent that such other confidentiality undertaking conflicts with this Section 21.
Each Purchaser acknowledges that the U.S. securities laws (and the securities laws of certain non-U.S. jurisdictions) prohibit any person who has received material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.  Each Purchaser further acknowledges that information provided to it by or on behalf of the Obligors or any Subsidiary may contain material, non-public information concerning the Obligors, the Subsidiaries or their Affiliates, or its securities, and each Purchaser agrees that such Purchaser may not trade in the securities of OCG if it possesses material non-public information concerning OCG unless such trading is otherwise permitted by applicable law.
Section 22.    Substitution of Purchaser.
Each Purchaser, prior to the Closing, shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22 and in the definition of “Initial Purchaser”), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 23.    Miscellaneous.
    Section 23.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
    Section 23.2.    Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Obligors to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
    (b)    If the Obligors notify the holders of Notes that, in the Obligors’ reasonable opinion, or if the Required Holders notify the Obligors that, in the Required Holders’ reasonable opinion, as a result of changes in the generally accepted accounting principles in the United States of America or GAAP after the Closing (“Subsequent Changes”), any of the covenants contained in Sections 10.5 and 10.7 or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Obligors than as at the Closing, the Obligors and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Obligors and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.5 and 10.7, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Obligors shall include relevant reconciliations in reasonable detail between the generally accepted accounting principles in the United States of America and GAAP, as applicable, and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.
    (c)    If generally accepted accounting principles in the United States, as in effect from time to time, are generally supplanted by the adoption of International Financial Reporting Standards, or if such standards exist as an alternative to generally accepted accounting principles in the United States and the Obligors select such standards, and such adoption or such selection would alter the application of any provision of this Agreement, then such adoption or selection shall be treated as a Subsequent Change for purposes of this Section 23.2.
    Section 23.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 23.4.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
    Section 23.5.    Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement, the Notes and any other documents required to be delivered hereunder (collectively, the “Note Documents”).  Delivery of an electronic signature to, or a manually signed copy of, this Agreement and such other Note Documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of manually signed originals and shall be admissible into evidence for all purposes and, to the fullest extent permitted by applicable law, the Company hereby expressly waives any defense related to a Purchaser’s failure to present an original Note delivered to it by the Company.  Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Note Document or a manually signed Note, the Company hereby agrees to provide such counterpart signatures as soon as reasonably practicable, but in any event within thirty days of such request or such longer period as the requesting Purchaser and the Company may agree.
    Section 23.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choiceoflaw principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 23.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Obligors irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Obligors irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Obligors consent to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. The Obligors agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (c)    Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
may have to bring proceedings against the Obligors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

Oaktree Capital Management, L.P.

By /s/ Jay Wintrob_______________________
    Name: Jay Wintrob
    Title: Chief Executive Officer

By /s/ Daniel Levin_______________________
    Name: Daniel Levin
    Title: Chief Financial Officer

Oaktree Capital I, L.P.

By /s/ Jay Wintrob_______________________
    Name: Jay Wintrob
    Title: Chief Executive Officer

By /s/ Daniel Levin_______________________
    Name: Daniel Levin
    Title: Chief Financial Officer

Oaktree Capital II, L.P.

By /s/ Jay Wintrob_______________________
    Name: Jay Wintrob
    Title: Chief Executive Officer

By /s/ Daniel Levin_______________________
    Name: Daniel Levin
    Title: Chief Financial Officer

Oaktree AIF Investments, L.P.

By /s/ Jay Wintrob_______________________
    Name: Jay Wintrob
    Title: Chief Executive Officer

By /s/ Daniel Levin_______________________
    Name: Daniel Levin
    Title: Chief Financial Officer

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

American General Life Insurance Company
The Variable Annuity Life Insurance Company
By:    AIG Asset Management (U.S.), LLC, as Investment Adviser

By:/s/ Jason Young_____________________
Name:    Jason Young
Title:    Managing Director

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Teachers Insurance and Annuity Association of America
By:    Nuveen Alternatives Advisors LLC, its investment manager

By:/s/ Elena Unger______________________
Name:    Elena Unger
Title:    Director

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Pacific Life Insurance Company

By: /s/ Matthew A. Levene_______________
Name:    Matthew A. Levene
Title:    Assistant Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Allianz Life Insurance Company of North America
By:    Allianz Global Investors U.S. LLC
    As the authorized signatory and investment manager

By: /s/ Lawrence Halliday________________
Name:    Lawrence Halliday
Title:    Managing Director

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Athene Annuity and Life Company
By:    Apollo Insurance Solutions Group LP, its investment adviser
By:    Apollo Capital Management, L.P., its sub adviser
By:    Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt___________________
Name:    Joseph D. Glatt
Title:    Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Equitable Financial Life Insurance Company

By: /s/ Amy Judd_______________________
Name:    Amy Judd
Title:    Investment Officer

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Horizon Healthcare Services, Inc. d/b/a Horizon Blue Cross Blue Shield of New Jersey
By:    AllianceBernstein L.P., Its Investment Advisor

By: /s/ Amy Judd_______________________
Name:    Amy Judd
Title:    Senior Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Nationwide Life and Annuity Insurance Company

By: /s/ Jason M. Comisar_________________
Name:    Jason M. Comisar
Title:    Authorized Signatory

Nationwide Defined Benefit Master Trust
By:    Nationwide Asset Management, LLC
    Its Investment Advisor

By: /s/ Jason M. Comisar_________________
Name:    Jason M. Comisar
Title:    Authorized Signatory

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

First Symetra National Life Insurance Company of New York
By:    Symetra Investment Management Company, as agent

By: /s/ Yvonne Guajardo_________________
Name:    Yvonne Guajardo
Title:    Managing Director

SIM Umbrella Unit Trust A – Series Trust: Private Placement Trust 1
By:    Symetra Investment Management Company, as agent

By: /s/ Yvonne Guajardo_________________
Name:    Yvonne Guajardo
Title:    Managing Director

Symetra Life Insurance Company
By:    Symetra Investment Management Company, as agent

By: /s/ Yvonne Guajardo_________________
Name:    Yvonne Guajardo
Title:    Managing Director

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Continental Casualty Company

By: /s/ Anthony Pelafas__________________
Name:    Anthony Pelafas
Title:    Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Principal Life Insurance Company
By:    Principal Global Investors, LLC
    a Delaware limited liability company,
    its authorized signatory

By: /s/ Charles Schneider_________________
Name:    Charles Schneider
Title:    Authorized Signatory

By: /s/ Alex P. Montz___________________
Name:    Alex P. Montz
Title:    Counsel

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Minnesota Life Insurance Company
Guarantee Trust Life Insurance Company
Dearborn Life Insurance Company
GBU Financial Life
Lincoln Heritage Life Insurance Company
ProAssurance Casualty Company
Catholic Financial Life
Catholic United Financial
New Era Life Insurance Company
By:    Securian Asset Management, Inc.

By: /s/ Robin J. Lenarz___________________
Name:    Robin J. Lenarz
Title:    Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Life Insurance Company of the Southwest

By: /s/ Paul Koenig_____________________
Name:    Paul Koenig
Title:    Head of Portfolio Management National Life Group

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

CMFG Life Insurance Company
By:    MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By: /s/ Stan J. Van Aartsen_______________
Name:    Stan J. Van Aartsen
Title:    Managing Director, Investments

American Memorial Life Insurance Company
By:    MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By: /s/ Stan J. Van Aartsen_______________
Name:    Stan J. Van Aartsen
Title:    Managing Director, Investments

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

The Ohio National Life Insurance Company

By: /s/ Brenda Kalb_____________________
Name:    Brenda Kalb
Title:    Vice President

Ohio National Life Assurance Corporation

By: /s/ Brenda Kalb_____________________
Name:    Brenda Kalb
Title:    Vice President

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Southern Farm Bureau Life Insurance Company

By: /s/ David Divine____________________
Name:    David Divine
Title:    Director – Securities Management

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Standard Insurance Company

By: /s/ Chris Beaulieu___________________
Name:    Chris Beaulieu
Title:    VP, Individual Annuities & Investments

Schedule A
Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Accredited Investor” means an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Obligors. Notwithstanding the foregoing, for purposes of Section 10.1, no member of the Oaktree Operating Group shall be considered an “Affiliate” of any other member of the Oaktree Operating Group.
“Affiliate Guarantor” means each Initial Affiliate Guarantor and each other Affiliate that has executed and delivered a Joinder Agreement pursuant to Section 9.7 (which shall include any successor thereto that shall have become such in the manner prescribed in Section 10.2).
“Affiliate Guaranty” is defined in Section 1.
“Agreement” means this Agreement including the Affiliate Guaranty and all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.17(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.17(c).
“AOH” means Atlas OCM Holdings, LLC, a Delaware limited liability company.
“Assets Under Management” means, as of any date of determination, “assets under management” as defined in OCG’s then-most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, as such report may be amended or supplemented.
“BAM” means Brookfield Asset Management Inc., an Ontario corporation, or its successor.
“Blocked Person” is defined in Section 5.17(a).
“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Los Angeles, California are required or authorized to be closed.

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“Called Principal” is defined in Section 8.7.
“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.
“Canadian Economic Sanctions” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including, without limitation, Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that for purposes of this definition of Capital Lease Obligations, capital leases shall be determined based upon GAAP as in effect prior to the adoption of FASB ASC 842.
“Capital Stock” means any and all shares, partnership, membership or other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing. With respect to any determination of the ownership of the Capital Stock of the Company, such determination shall be made on the basis of both (a) the ownership of the Capital Stock of each Obligor individually and (b) the aggregate ownership of the Capital Stock of the Obligors.
“Cash and Cash Equivalents” means, as at the last day of any period, the unrestricted cash, cash-equivalents, U.S. Treasury securities, time deposit securities and commercial paper, in each case to the extent included in “cash and cash-equivalents” and “U.S. Treasury and other securities” as set forth on the combined consolidated balance sheet of the Obligors and their respective consolidated Subsidiaries as of such day.

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“CFC” means a controlled foreign corporation under section 957 of the Code.
“Change of Control” is defined in Section 8.3(f).

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.
“CLO Subsidiary” means, at any time, (i) any Subsidiary that (x) manages or has been established to manage one or more CLOs or (y) is an Affiliate of a Subsidiary described in clause (x) that purchases or otherwise acquires and/or retains securities, obligations or other interests in such CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Authority and (ii) any Subsidiary of a Subsidiary described in the preceding clause (i). For the avoidance of doubt, the assets and obligations of any CLO Subsidiary will not be deemed to include the assets and obligations of any CLO such CLO Subsidiary may manage, except to the extent of any ownership of securities or obligations issued by, or other interests in, such CLO held by the CLO Subsidiary.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Combined EBITDA” means, for any period, Combined Net Income for such period plus, (a) without duplication and to the extent reflected as a charge in the statement of such Combined Net Income for such period, the sum of (i) income tax expense, (ii) Combined Interest Expense, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Notes), (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (vii) any non-cash charges, including non-cash charges resulting from the vesting or issuance of equity to employees, principals or others, and minus, (b) without duplication and to the extent included as income or gain in the statement of such Combined Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income, all as determined on a combined basis, and plus or minus, as appropriate, (c) without duplication of the items set forth in clauses (a) and (b) above, the adjustments equivalent to those that OCG made to arrive at its “Adjusted Net Income” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC), to the extent relevant to the Obligors, and (d) without duplication of the items set forth in clauses (a), (b) and (c) above, the adjustments replacing investment income (loss) with receipts of investment income from funds and companies equivalent to those that OCG made to arrive at its “Distributable Earnings” in its

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Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC), to the extent relevant to the Obligors; provided that the contribution to Combined EBITDA of a Subsidiary that is not a Wholly-Owned Subsidiary shall be calculated in proportion to the Obligors’ aggregate direct or indirect economic interests in such Subsidiary.
For the purposes of calculating Combined EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Combined Leverage Ratio, (i) if at any time during such Reference Period the Obligors or any Subsidiary shall have made any Material Disposition, the Combined EBITDA for such Reference Period shall be reduced by an amount equal to the Combined EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Combined EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Obligors or any Subsidiary shall have made a Material Acquisition, Combined EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that, with respect to any such Material Disposition or Material Acquisition, Combined EBITDA shall be adjusted to take into account compensation expense, occupancy costs, rental expenses and other reasonably identifiable and supportable cost and expense items that will be eliminated as a result of consummating such Material Disposition or Material Acquisition (“Disposition/Acquisition Addbacks”); provided further that (x) calculations of Disposition/Acquisition Addbacks shall be made in good faith by a Senior Financial Officer and (y) Disposition/Acquisition Addbacks shall not exceed 10% of Combined EBITDA for any Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising in excess of 51% of an operating unit of a business or constitutes in excess of 51% of the common stock of a Person and (b) involves the payment of consideration by the Obligors and their respective Subsidiaries in excess of $250,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to one or more of the Obligors and their respective Subsidiaries in excess of $250,000,000.
“Combined Interest Expense” means, for any period, the aggregate interest expense (including interest expense attributable to Capital Lease Obligations) of the Obligors and their respective Subsidiaries for such period in accordance with GAAP (without any deduction for any interest income of the Obligors and their respective Subsidiaries), excluding any Excluded Interest Expense.
“Combined Leverage Ratio” means, as at the last day of any period, the ratio of (a) Combined Total Debt on such day to (b) Combined EBITDA for such period.
“Combined Net Income” means, for any period, the combined net income (or loss) of the Obligors and their respective consolidated Subsidiaries, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of any Obligor or is merged into or consolidated with any Obligor or any Subsidiary and (b) the undistributed earnings of any Subsidiary of the Obligors to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation,

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Organizational Document or Requirement of Law applicable to such Subsidiary. For the avoidance of doubt, Combined Net Income is prior to the allocation of income with respect to preferred equity interests of the Obligors.
“Combined Total Debt” means, at any date, the difference between (1) the combined principal amount of all Indebtedness of the type described in clauses (a), (b), (c), (f) (to the extent the underlying Indebtedness is of the types otherwise enumerated in this definition of Combined Total Debt), (g) (to the extent the underlying Indebtedness is of the types otherwise enumerated in this definition of Combined Total Debt), (h), (i) and (j) (to the extent of drawings thereunder) thereof of the Obligors and their respective consolidated Subsidiaries at such date, determined in accordance with GAAP; provided that Combined Total Debt shall exclude (x) Non-Recourse CLO Subsidiary Indebtedness and (y) Indebtedness among the Obligors, the Subsidiaries of any Obligor or any of them, minus (2) Cash and Cash Equivalents that are not subject to any Liens (other than bankers’ Liens and rights of setoff and inchoate Liens) at such date.
“Consolidated Total Assets” means, at any date, the total assets of the Obligors and their Subsidiaries which would, in conformity with GAAP, be included on a consolidated balance sheet of the Obligors and their Subsidiaries, after eliminating all amounts properly attributable to non-controlling interests, if any, in the stock and surplus of Subsidiaries.
“Company” is defined in the first paragraph of this Agreement.
“Competitor” means any Person (or any of its Affiliates) a substantial part of whose business is (or a substantial part of the business of any Affiliate of which is) in competition with the business in which any Obligor or any Subsidiary is engaged on the Execution Date; provided that
(a)     any Institutional Investor shall not be deemed to be a Competitor solely on the basis that an Affiliate thereof is a Competitor if such Institutional Investor has established procedures that will prevent confidential information supplied to such Institutional Investor by or on behalf of an Obligor or Subsidiary from being transmitted or otherwise made available to any Affiliate that is a Competitor;
(b)     a Person that provides investment advisory services (an “advisor”) to a Purchaser or holder, in each case with respect to its investment in the Notes, shall not be deemed to be a Competitor solely as a result of those investment advisory services;
(c)     the provision of investment advisory services by an advisor to another Person that is owned or controlled by or under common control with a Competitor shall not itself cause such advisor to be deemed to be a Competitor if such advisor has established procedures that will prevent confidential information supplied to such advisor by or on behalf of an Obligor or Subsidiary from being transmitted or otherwise made available to such Competitor or Person owning or controlling or under common control with such Competitor;

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(d)     no Institutional Investor shall be deemed a Competitor solely on the basis that such Institutional Investor maintains passive investments in a Competitor (provided such Institutional Investor has established procedures that will prevent confidential information supplied to such Institutional Investor by or on behalf of an Obligor or Subsidiary from being transmitted or otherwise made available to such Competitor), it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a Competitor; and
(e)     “Competitor” excludes (i) any Affiliate of an Obligor or any Subsidiary and (ii) any Initial Purchaser.
“Confidential Information” is defined in Section 21.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Entity” means OCG and AOH and each of their respective subsidiaries other than (i) any investment fund or CLO or any subsidiary thereof that is managed by any subsidiary of OCG or AOH or (ii) an entity held by OCG, AOH or any of their respective subsidiaries that holds investments that it or an Affiliate thereof manages or intends to manage as part of an investment fund or a CLO, including any entity formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.4.
“Discounted Value” is defined in Section 8.7.
“Dollars” or “$” means the lawful currency of the United States of America.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

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“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Obligors under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Excluded Affiliate” is defined in Section 9.7.
“Excluded Interest Expense” means, for any period, the aggregate expense associated with the termination of any interest rate swap as determined in accordance with GAAP.
“Execution Date” is defined in Section 3.
“Existing Note Agreements” means,
(a)    the Note Purchase Agreement dated as of July 11, 2014 among the Obligors and each of the Purchasers listed in Schedule B thereto, including any renewals, extensions, amendments, supplements or restatements thereof;
(b)    the Note Purchase Agreement dated as of July 12, 2016 among the Obligors and each of the Purchasers listed in Schedule B thereto, including any renewals, extensions, amendments, supplements or restatements thereof;
(c)    the Note Purchase Agreement dated as of November 16, 2017 among the Obligors and each of the Purchasers listed in Schedule B thereto, including any renewals, extensions, amendments, supplements or restatements thereof; and
(d)    the Note Purchase Agreement dated as of May 20, 2020 among the Obligors and the Purchasers listed in Schedule B thereto, including any renewals, extensions, amendments, supplements or restatements thereof.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

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“Fund Credit Arrangements” means any subscription loan from lenders not affiliated with an Obligor, the main purpose of which is to borrow against the uncalled capital commitments of limited partners or similar investors in investment funds managed by any of the Obligors or any of their Affiliates.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, except any requirement for the consolidation of investment funds or CLOs advised or managed by the Obligors and other entities that may be required by FASB ASC 810-20 or similar and subsequent authoritative accounting pronouncements.
“Governmental Authority” means
    (a)    the government of
    (i)    the United States of America or any state or other political subdivision thereof, or
    (ii)    any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or
    (b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranteed Obligations” is defined in Section 13.1.
“Guaranty” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any obligation under a Guaranty shall be deemed equal to the stated or determinable amount of the guarantor’s obligation in respect of

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which such Guaranty is made or, if not stated or if indeterminable, the guarantor’s maximum liability in respect thereof.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or payment obligations of such Person with respect to deposits or advances of any kind, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, representing an extension of credit to such Person, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (excluding, for the avoidance of doubt, Liens permitted pursuant to Section 10.5(f)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of the fair market value of the assets subject to such Lien, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of reimbursement for draws under letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net liabilities of such Person under Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any general partnership and any other entity under which the equity owners of such entity do not have limited liability, in each case, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent (x) the terms of such Indebtedness provide that such Person is not liable therefor or (y) such Person (i) is a Subsidiary that serves as the general partner (or equivalent) of one or more investment funds or CLOs or their respective subsidiaries managed by any of the Obligors or any

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of their Affiliates and (ii) does not engage in any business other than to act as the general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries and does not own any assets other than the ownership interest in such investment funds or CLOs or their respective subsidiaries and any assets related solely to such Person’s role as general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Affiliate Guarantor” means each of Oaktree Capital I, Oaktree Capital II and Oaktree AIF.
“Initial Purchaser” means each initial Purchaser that executes this Agreement on the Execution Date.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Joinder Agreement” is defined in Section 9.7(a).
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligation, upon or with respect to any property or asset of such Person (including in the case of securities, purchase options, calls or similar rights of third parties with respect to such securities).
“Make-Whole Amount” is defined in Section 8.7.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Affiliate Guarantor to perform its obligations under its this Agreement, or (d) the validity or enforceability of this Agreement, the Notes or any Affiliate Guaranty.
“Material Credit Facility” means, as to the Obligors and their Subsidiaries,
(a)the Principal Credit Facility;

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(b)the Existing Note Agreements; and
(c)any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by any Obligor or any Subsidiary (other than any CLO Subsidiary), or in respect of which any Obligor or any Subsidiary (other than any CLO Subsidiary) is an obligor or otherwise provides a guaranty or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); provided that solely for the purposes of Section 9.7, the foregoing shall exclude any agreements with respect to a Lien permitted under Sections 10.5(d), 10.5(e) and 10.5(f). For the avoidance of doubt, a Credit Facility of any Person that is not an Obligor or a Subsidiary shall not constitute a Material Credit Facility.
“Material Indebtedness” means Indebtedness (other than the Indebtedness evidenced by the Notes), or obligations in respect of one or more Hedging Agreements, of any one or more of the Obligors and their respective Subsidiaries in an aggregate principal amount exceeding 5% of Consolidated Total Assets (calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of each Obligor or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” of the Obligors means, at any time, any Subsidiary of any Obligor having or accounting for (a) assets with a value of not less than 5% of the total value of the aggregate assets of all the Obligors and their respective Subsidiaries, taken as a whole, or (b) Combined EBITDA of not less than 5% of the Combined EBITDA of all of the Obligors and their respective Subsidiaries, taken as a whole, as at the last day of any period for four consecutive fiscal quarters of the Obligors.
“Maturity Date” is defined in the first paragraph of each Note.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Non-CLO Subsidiary” means, at any time, any Subsidiary that is not a CLO Subsidiary.
“Non-Recourse CLO Subsidiary Indebtedness” means the Indebtedness of a CLO Subsidiary that is non-recourse to each of the Obligors and its respective Non-CLO Subsidiaries.

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“Notes” is defined in Section 1.
“Oaktree AIF” is defined in the first paragraph of this Agreement.
“Oaktree Capital I” is defined in the first paragraph of this Agreement.
“Oaktree Capital II” is defined in the first paragraph of this Agreement.
“Oaktree Operating Group” means a collective reference to Oaktree Capital I, Oaktree Capital II, Oaktree Capital Management (Cayman), L.P., the Company, Oaktree Investment Holdings, L.P. and Oaktree AIF.
“Oaktree Parent Entities” means OCG, AOH and each of their respective subsidiaries that holds an equity interest in any of the Obligors.
“Obligors” is defined in the first paragraph of this Agreement.
“OCGH” means Oaktree Capital Group Holdings, L.P., a Delaware limited partnership.
“OCG” means Oaktree Capital Group, LLC, a Delaware limited liability company.
“OFAC” is defined in Section 5.17(a).
“OFAC Listed Person” is defined in Section 5.17(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.
“Organizational Document” means, as to any Person, the certificate of incorporation, by-laws, limited liability company agreement or other similar organization or governing documents of such Person.
“Par Call Date” means October 12, 2036.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet due and payable or are being contested in compliance with Section 9.4;

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(b)    landlords’, bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested on a timely basis in good faith and in appropriate proceedings, and an Obligor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Obligor or any Subsidiary; and
(f)    any interest or title of a lessor under any equipment lease entered into by any Obligor or any Subsidiary in the ordinary course of its business and covering only the equipment so leased, provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.
“Principal Credit Facility” means the Credit Agreement dated as of March 31, 2014, as amended by the First Amendment to Credit Agreement dated as of November 3, 2014, the Second Amendment to Credit Agreement dated as of March 31, 2016, the Third Amendment to Credit Agreement dated as of November 14, 2017, the Fourth Amendment to Credit Agreement dated as of March 29, 2018, the Fifth Amendment to Credit Agreement dated as of December 13, 2019 and the Sixth Amendment to Credit Agreement dated as of September 14, 2021, among the Company, Oaktree Capital II, Oaktree AIF, Oaktree Capital I, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer and swing line lender, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (provided, however, if such replacement credit facility actually consists of multiple credit facilities, then the “Principal Credit Facility” for purposes of

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
this definition shall be the single credit facility among such replacement credit facilities under which the Obligors have the ability to borrow the largest amount of principal).
“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (other than Non-Recourse CLO Subsidiary Indebtedness) (excluding (x) Indebtedness owing to any Obligor or any Wholly-Owned Subsidiary and (y) Indebtedness of any Obligor) and (ii) all Indebtedness of the Obligors and their Subsidiaries (other than Non-Recourse CLO Subsidiary Indebtedness) secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (h), inclusive, of Section 10.5.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Obligors and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Reinvestment Yield” is defined in Section 8.7.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Remaining Average Life” is defined in Section 8.7.
“Remaining Scheduled Payments” is defined in Section 8.7.
“Reported” is defined in Section 8.7.
“Required Holders” means (a) at any time prior to the Closing, the Purchasers and (b) at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any of the Obligors or any of their Affiliates or any Competitor).

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means any Senior Financial Officer and any other officer of an Obligor with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any class of Capital Stock of any Obligor or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of any Obligor or any Subsidiary or of any option, warrant or other right to acquire any such Capital Stock of any Obligor or any Subsidiary.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Section 8.3 Notice and Offer to Prepay” has the meaning set forth in Section 8.3(c) hereof.
“Section 8.3(d) Response” has the meaning set forth in Section 8.3(d) hereof.
“Section 8.3 Special Prepayment Date” has the meaning set forth in Section 8.3(c) hereof.
“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of an Obligor.
“Settlement Date” is defined in Section 8.7.
“Source” is defined in Section 6.2.
“Specified Related Person” means an Obligor, a Subsidiary, BAM or any Controlled Affiliate of BAM; provided that in the case of BAM or any Controlled Affiliate of BAM, either (a) OCGH holds an interest in the Obligors and no Change of Control under clause (i) or (ii) of the definition thereof of OCGH has occurred (provided, that solely for purposes of this definition, the references to “any Obligor” in the definition of “Change of Control” shall be deemed to refer to OCGH and clause (y) of such definition shall be deemed excluded) or (b) BAM or a subsidiary of BAM acceptable to the Required Holders has guaranteed to each holder

Oaktree Capital Management, L.P.        Note and Guaranty Agreement
of any Note, in form reasonably acceptable to the Required Holders, the prompt payment in full when due of all amounts from time to time owing by the Company under this Agreement (for the avoidance of doubt, no such Person shall by virtue of providing such guaranty become, nor shall be deemed to be, bound to any provision of this Agreement as an Obligor hereunder).
“Static GAAP” is defined in Section 23.2.
“Subsequent Changes” is defined in Section 23.2(b).
“subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Obligors other than any investment fund or CLO or any subsidiary thereof that is managed by any Obligor or any Subsidiary. For purposes of clarification, the term “Subsidiary” hereunder shall not include an entity held by an Obligor (or any of its Subsidiaries) that holds investments that an Obligor or an Affiliate thereof manages or intends to manage as part of an investment fund or a CLO, including any entity formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy.
“Substitute Purchaser” is defined in Section 22.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.17(a).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Obligors and the Obligors’ other Wholly-Owned Subsidiaries at such time.